EXHIBIT 99.1

NEWS RELEASE

Range Announces First Quarter 2024 Results

FORT WORTH, TEXAS, April 23, 2024…RANGE RESOURCES CORPORATION (NYSE: RRC) today announced its first quarter 2024 financial results.

First Quarter 2024 Highlights –

•
Cash flow from operating activities of $332 million
•
Cash flow from operations, before working capital changes, of $308 million
•
Capital spending was $170 million, approximately 26% of the 2024 budget
•
Pre-hedge NGL realizations of $26.24 per barrel – premium of $1.91 over Mont Belvieu equivalent
•
Natural gas differentials, including basis hedging, averaged ($0.09) per mcf to NYMEX
•
Production averaged 2.14 Bcfe per day, approximately 68% natural gas
•
Net debt reduced below $1.5 billion

Commenting on the results, Dennis Degner, the Company’s CEO said, “Range had a successful first quarter with efficient operations, consistent well performance and opportunistic NGL marketing allowing Range to generate strong free cash flow in a price environment that we believe is well below mid-cycle prices. With the strongest balance sheet in company history and a low required reinvestment rate, Range is generating free cash flow while positioning for continued success in the years ahead. As global energy demand continues to increase, we believe Range is well-positioned on the low-end of the natural gas cost curve with a competitive emissions intensity and a high-return, long-life inventory of de-risked wells, measured in decades.”

Financial Discussion

Except for generally accepted accounting principles (“GAAP”) reported amounts, specific expense categories exclude non-cash impairments, unrealized mark-to-market adjustment on derivatives, non-cash stock compensation and other items shown separately on the attached tables. “Unit costs” as used in this release are composed of direct operating, transportation, gathering, processing and compression, taxes other than income, general and administrative, interest and depletion, depreciation and amortization costs divided by production. See “Non-GAAP Financial Measures” for a definition of each of the non-GAAP financial measures and the tables that reconcile each of the non-GAAP measures to their most directly comparable GAAP financial measure.

First Quarter 2024 Results

GAAP revenues for first quarter 2024 totaled $645 million, GAAP net cash provided from operating activities (including changes in working capital) was $332 million, and GAAP net income was $92 million ($0.38 per diluted share). First quarter earnings results include a $47 million mark-to-market derivative gain due to decreases in commodity prices.

Non-GAAP revenues for first quarter 2024 totaled $718 million, and cash flow from operations before changes in working capital, a non-GAAP measure, was $308 million. Adjusted net income comparable to analysts’ estimates, a non-GAAP measure, was $167 million ($0.69 per diluted share) in first quarter 2024.

The following table details Range’s first quarter 2024 unit costs per mcfe(a):

Expenses	1Q 2024 (per mcfe)	1Q 2023 (per mcfe)	Increase (Decrease)

Direct operating(a)	$ 0.11	$ 0.14	(21%)
Transportation, gathering, processing and compression(a)	1.49	1.48	1%
Taxes other than income	0.03	0.04	(25%)
General and administrative(a)	0.18	0.17	6%
Interest expense(a)	0.15	0.16	(6%)
Total cash unit costs(b)	1.96	1.99	(2%)
Depletion, depreciation and amortization (DD&A)	0.45	0.45	0%
Total unit costs plus DD&A(b)	$ 2.40	$ 2.44	(2%)

(a)
Excludes stock-based compensation, one-time settlements, and amortization of deferred financing costs.
(b)
Totals may not be exact due to rounding.

The following table details Range’s average production and realized pricing for first quarter 2024(a):

	1Q24 Production & Realized Pricing
	Natural Gas (Mcf)	NGLs (Bbl)	Oil (Bbl)	Natural Gas Equivalent (Mcfe)

Net production per day	1,457,695	107,261	6,706	2,141,497

Average NYMEX price	$ 2.23	$ 24.33	$ 76.92
Differential, including basis hedging	(0.09)	1.91	(12.28)
Realized prices before NYMEX hedges	2.14	26.24	64.64	2.97
Settled NYMEX hedges	0.82	(0.01)	2.52	0.57
Average realized prices after hedges	$ 2.96	$ 26.23	$ 67.16	$ 3.54

(a)
Totals may not be exact due to rounding

First quarter 2024 natural gas, NGLs and oil price realizations (including the impact of cash-settled hedges and derivative settlements) averaged $3.54 per mcfe.

•
The average natural gas price, including the impact of basis hedging, was $2.14 per mcf, or a ($0.09) per mcf differential to NYMEX. The Company continues to expect an average 2024 natural gas differential versus NYMEX to be within a range of ($0.40) to ($0.45) per mcf.

•
Range’s pre-hedge NGL price for the quarter was $26.24 per barrel, approximately $1.91 above the Mont Belvieu weighted equivalent. Given the strong outperformance to start the year, Range is updating its full-year NGL price guidance to a range of Mont Belvieu equivalent minus $0.25 to plus $1.25.

•
Crude oil and condensate price realizations, before realized hedges, averaged $64.64 per barrel, or $12.28 below WTI (West Texas Intermediate). Range continues to expect the 2024 condensate differential to average $10.00-$13.00 below WTI.

Financial Position and Repurchase Activity

As of March 31, 2024, Range had net debt outstanding of approximately $1.43 billion, consisting of $1.77 billion of senior notes and $343 million in cash.

In first quarter 2024, Range repurchased in the open market $15.1 million principal amount of 4.875% senior notes due 2025 at a discount. The Company also repurchased an additional $4.3 million principal of 4.875% senior notes that was not settled until April 2024 and is included in accounts payable in the consolidated balance sheets.

Range did not repurchase any shares during the quarter. The Company has approximately $1.1 billion of availability on the share repurchase program.

Capital Expenditures and Operational Activity

First quarter 2024 drilling and completion expenditures were $152 million. In addition, during the quarter, approximately $14 million was invested in acreage, and $4 million was invested in infrastructure and other investments. First quarter capital spending represented approximately 26% of Range’s total capital budget in 2024.

The table below summarizes expected 2024 activity regarding the number of wells to sales in each area.

	Wells TIL 1Q 2024	Remaining 2024	2024 Planned TIL
SW PA Super-Rich	6	3	9
SW PA Wet	3	24	27
SW PA Dry	0	11	11
NE PA Dry	0	2	2
Total Wells	9	40	49

Guidance – 2024

Capital & Production Guidance

Range is targeting a maintenance production program in 2024, resulting in approximately flat production at 2.12 – 2.16 Bcfe per day, with more than 30% attributed to liquids production. Range’s 2024 all-in capital budget is $620 million - $670 million.

Updated Full Year 2024 Expense Guidance

Direct operating expense:	$0.13 — $0.14 per mcfe
Transportation, gathering, processing and compression expense:	$1.45 — $1.55 per mcfe
Taxes other than income:	$0.04 — $0.05 per mcfe
Exploration expense:	$22 — $28 million
G&A expense:	$0.17 — $0.19 per mcfe
Net interest expense:	$0.14 — $0.16 per mcfe
DD&A expense:	$0.45 — $0.46 per mcfe
Net brokered gas marketing expense:	$8 — $12 million

2024 Price Guidance

Based on recent market indications, Range expects to average the following price differentials for its production.

FY 2024 Natural Gas:(1)	NYMEX minus $0.40 to $0.45
FY 2024 Natural Gas Liquids (including ethane):(2)	MB minus $0.25 to +$1.25 per barrel
FY 2024 Oil/Condensate:	WTI minus $10.00 to $13.00

(1) Including basis hedging

(2) Mont Belvieu-equivalent pricing based on weighting of 53% ethane, 27% propane, 8% normal butane, 4% iso-butane and 8% natural gasoline.

Hedging Status

Range hedges portions of its expected future production volumes to increase the predictability of cash flow and to help improve and maintain a strong, flexible financial position. Please see the detailed hedging schedule posted on the Range website under Investor Relations - Financial Information.

Range has also hedged Marcellus and other basis differentials for natural gas to limit volatility between benchmark and regional prices. The combined fair value of natural gas basis hedges as of March 31, 2024, was a net loss of $27.0 million.

Conference Call Information

A conference call to review the financial results is scheduled on Wednesday, April 24 at 8:00 AM Central Time (9:00 AM Eastern Time). Please click here to pre-register for the conference call and obtain a dial in number with passcode.

A simultaneous webcast of the call may be accessed at www.rangeresources.com. The webcast will be archived for replay on the Company's website until May 24th.

Non-GAAP Financial Measures

Adjusted net income comparable to analysts’ estimates as set forth in this release represents income or loss from operations before income taxes adjusted for certain non-cash items (detailed in the accompanying table) less income taxes. We believe adjusted net income comparable to analysts’ estimates is calculated on the same basis as analysts’ estimates and that many investors use this published research in making investment decisions and evaluating operational trends of the Company and its performance relative to other oil and gas producing companies. Diluted earnings per share (adjusted) as set forth in this release represents adjusted net income comparable to analysts’ estimates on a diluted per share basis. A table is included which reconciles income or loss from operations to adjusted net income comparable to analysts’ estimates and diluted earnings per share (adjusted). On its website, the Company provides additional comparative information on prior periods along with non-GAAP revenue disclosures.

Cash flow from operations before changes in working capital (sometimes referred to as “adjusted cash flow”) as defined in this release represents net cash provided by operations before changes in working capital and exploration expense adjusted for certain non-cash compensation items. Cash flow from operations before changes in working capital is widely accepted by the investment community as a financial indicator of an oil and gas company’s ability to generate cash to internally fund exploration and development activities and to service debt. Cash flow from operations before changes in working capital is also useful because it is widely used by professional research analysts in valuing, comparing, rating and providing investment recommendations of companies in the oil and gas exploration and production industry. In turn, many investors use this published research in making investment decisions. Cash flow from operations before changes in working capital is not a measure of financial performance under GAAP and should not be considered as an alternative to cash flows from operations, investing, or financing activities as an indicator of cash flows, or as a measure of liquidity. A table is included which reconciles net cash provided by operations to cash flow from operations before changes in working capital as used in this release. On its website, the Company provides additional comparative information on prior periods for cash flow, cash margins and non-GAAP earnings as used in this release.

The cash prices realized for oil and natural gas production, including the amounts realized on cash-settled derivatives and net of transportation, gathering, processing and compression expense, is a critical component in the Company’s performance tracked by investors and professional research analysts in valuing, comparing, rating and providing investment recommendations and forecasts of companies in the oil and gas exploration and production industry. In turn, many investors use this published research in making investment decisions. Due to the GAAP disclosures of various derivative transactions and third-party transportation, gathering, processing and compression expense, such information is now reported in various lines of the income statement. The Company believes that it is important to furnish a table reflecting the details of the various components of each income statement line to better inform the reader of the details of each amount and provide a summary of the realized cash-settled amounts and third-party transportation, gathering, processing and compression expense, which were historically reported as natural gas, NGLs and oil sales. This information is intended to bridge the gap between various readers’ understanding and fully disclose the information needed.

The Company discloses in this release the detailed components of many of the single line items shown in the GAAP financial statements included in the Company’s Annual or Quarterly Reports on Form 10-K or 10-Q. The Company believes that it is important to furnish this detail of the various components comprising each line of the Statements of Operations to better inform the reader of the details of each amount, the changes between periods and the effect on its financial results.

We believe that the presentation of PV10 value of our proved reserves is a relevant and useful metric for our investors as supplemental disclosure to the standardized measure, or after-tax amount, because it presents the discounted future net cash flows attributable to our proved reserves before taking into account future corporate income taxes and our current tax structure. While the standardized measure is dependent on the unique tax situation of each company, PV10 is based on prices and discount factors that are consistent for all companies. Because of this, PV10 can be used within the industry and by credit and security analysts to evaluate estimated net cash flows from proved reserves on a more comparable basis.

RANGE RESOURCES CORPORATION (NYSE: RRC) is a leading U.S. independent natural gas and NGL producer with operations focused in the Appalachian Basin. The Company is headquartered in Fort Worth, Texas. More information about Range can be found at www.rangeresources.com.

Included within this release are certain “forward-looking statements” within the meaning of the federal securities laws, including the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, that are not limited to historical facts, but reflect Range’s current beliefs, expectations or intentions regarding future events. Words such as “may,” “will,” “could,” “should,” “expect,” “plan,” “project,” “intend,” “anticipate,” “believe,” “outlook”, “estimate,” “predict,” “potential,” “pursue,” “target,” “continue,” and similar expressions are intended to identify such forward-looking statements.

All statements, except for statements of historical fact, made within regarding activities, events or developments the Company expects, believes or anticipates will or may occur in the future, such as those regarding future well costs, expected asset sales, well productivity, future liquidity and financial resilience, anticipated exports and related financial impact, NGL market supply and demand, improving commodity fundamentals and pricing, future capital efficiencies, future shareholder value, emerging plays, capital spending, anticipated drilling and completion activity, acreage prospectivity, expected pipeline utilization and future guidance information, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on assumptions and estimates that management believes are reasonable based on currently available information; however, management's assumptions and Range's future performance are subject to a wide range of business risks and uncertainties and there is no assurance that these goals and projections can or will be met. Any number of factors could cause actual results to differ materially from those in the forward-looking statements. Further information on risks and uncertainties is available in Range's filings with the Securities and Exchange Commission (SEC), including its most recent Annual Report on Form 10-K. Unless required by law, Range undertakes no obligation to publicly update or revise any forward-looking statements to reflect circumstances or events after the date they are made.

The SEC permits oil and gas companies, in filings made with the SEC, to disclose proved reserves, which are estimates that geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions as well as the option to disclose probable and possible reserves. Range has elected not to disclose its probable and possible reserves in its filings with the SEC. Range uses certain broader terms such as "resource potential,” “unrisked resource potential,” "unproved resource potential" or "upside" or other descriptions of volumes of resources potentially recoverable through additional drilling or recovery techniques that may include probable and possible reserves as defined by the SEC's guidelines. Range has not attempted to distinguish probable and possible reserves from these broader classifications. The SEC’s rules prohibit us from including in filings with the SEC these broader classifications of reserves. These estimates are by their nature more speculative than estimates of proved, probable and possible reserves and accordingly are subject to substantially greater risk of actually being realized. Unproved resource potential refers to Range's internal estimates of hydrocarbon quantities that may be potentially discovered through exploratory drilling or recovered with additional drilling or recovery techniques and have not been reviewed by independent engineers. Unproved resource potential does not constitute reserves within the meaning of the Society of Petroleum Engineer's Petroleum Resource Management System and does not include proved reserves. Area wide unproven resource potential has not been fully risked by Range's management. “EUR”, or estimated ultimate recovery, refers to our management’s estimates of hydrocarbon quantities that may be recovered from a well completed as a producer in the area. These quantities may not necessarily constitute or represent reserves within the meaning of the Society of Petroleum Engineer’s Petroleum Resource Management System or the SEC’s oil and natural gas disclosure rules. Actual quantities that may be recovered from Range's interests could differ substantially. Factors affecting ultimate recovery include the scope of Range's drilling program, which will be directly affected by the availability of capital, drilling and production costs, commodity prices, availability of drilling services and equipment, drilling results, lease expirations, transportation constraints, regulatory approvals, field spacing rules, recoveries of gas in place, length of horizontal laterals, actual drilling results, including geological and mechanical factors affecting recovery rates and other factors. Estimates of resource potential may change significantly as development of our resource plays provides additional data.

In addition, our production forecasts and expectations for future periods are dependent upon many assumptions, including estimates of production decline rates from existing wells and the undertaking and outcome of future drilling activity, which may be affected by significant commodity price declines or drilling cost increases. Investors are urged to consider closely the disclosure in our most recent Annual Report on Form 10-K, available from our website at www.rangeresources.com or by written request to 100 Throckmorton Street, Suite 1200, Fort Worth, Texas 76102. You can also obtain this Form 10-K on the SEC’s website at www.sec.gov or by calling the SEC at 1-800-SEC-0330.

SOURCE: Range Resources Corporation

Range Investor Contact:

Laith Sando, Vice President – Investor Relations

817-869-4267

lsando@rangeresources.com

Range Media Contact:

Mark Windle, Director of Corporate Communications
724-873-3223
mwindle@rangeresources.com

RANGE RESOURCES CORPORATION

STATEMENTS OF OPERATIONS
Based on GAAP reported earnings with additional
details of items included in each line in Form 10-Q
(Unaudited, in thousands, except per share data)

	Three Months Ended March 31,
	2024	2023	%
Revenues and other income:
Natural gas, NGLs and oil sales (a)	$567,001	$736,282
Derivative fair value income	46,598	367,967
Brokered natural gas, marketing and other (b)	28,831	77,417
ARO settlement loss (b)	(26)	—
Interest income (b)	2,943	957
Other (b)	22	3,737
Total revenues and other income	645,369	1,186,360	-46%

Costs and expenses:
Direct operating	21,664	26,569
Direct operating – stock-based compensation (c)	497	415
Transportation, gathering, processing and compression	290,875	285,483
Taxes other than income	5,368	7,894
Brokered natural gas and marketing	30,895	66,407
Brokered natural gas and marketing – stock-based compensation (c)	708	661
Exploration	4,202	4,284
Exploration – stock-based compensation (c)	324	320
Abandonment and impairment of unproved properties	2,371	7,510
General and administrative	33,772	33,422
General and administrative – stock-based compensation (c)	9,978	9,600
General and administrative – lawsuit settlements	191	124
Exit costs	10,315	12,323
Deferred compensation plan (d)	6,405	9,396
Interest expense	29,116	30,857
Interest expense – amortization of deferred financing costs (e)	1,360	1,345
Gain on early extinguishment of debt	(64)	—
Depletion, depreciation and amortization	87,137	86,562
Gain on sale of assets	(87)	(138)
Total costs and expenses	535,027	583,034	-8%

Income before income taxes	110,342	603,326	-82%

Income tax expense:
Current	1,582	2,699
Deferred	16,622	119,180
	18,204	121,879

Net income	$92,138	$481,447	-81%

Net Income Per Common Share:
Basic	$0.38	$1.98
Diluted	$0.38	$1.95

Weighted average common shares outstanding, as reported:
Basic	240,505	238,019	1%
Diluted	242,406	240,882	1%

(a) See separate natural gas, NGLs and oil sales information table.

(b) Included in Brokered natural gas, marketing and other revenues in the 10-Q.

(c) Costs associated with stock compensation and restricted stock amortization, which have been reflected in the categories associated with the direct personnel costs, which are combined with the cash costs in the 10-Q.

(d) Reflects the change in market value of the vested Company stock held in the deferred compensation plan.

(e) Included in interest expense in the 10-Q.

RANGE RESOURCES CORPORATION

BALANCE SHEETS
(In thousands)	March 31,	December 31,
	2024	2023
	(Unaudited)	(Audited)
Assets
Current assets	$561,653	$528,794
Derivative assets	378,080	442,971
Natural gas and oil properties, successful efforts method	6,200,097	6,117,681
Other property and equipment	2,363	1,696
Operating lease right-of-use assets	148,225	23,821
Other	81,383	88,922
	$7,371,801	$7,203,885

Liabilities and Stockholders’ Equity
Current liabilities	$625,137	$580,469
Asset retirement obligations	2,395	2,395
Derivative liabilities	10,744	222

Bank debt	—	—
Senior notes	1,755,713	1,774,229
Total long-term debt	1,755,713	1,774,229

Deferred tax liabilities	577,906	561,288
Derivative liabilities	470	107
Deferred compensation liabilities	80,943	72,976
Operating lease liabilities	70,852	16,064
Asset retirement obligations and other liabilities	122,463	119,896
Divestiture contract obligation	298,411	310,688

Common stock and retained deficit	4,274,816	4,213,585
Accumulated other comprehensive income	632	647
Common stock held in treasury	(448,681)	(448,681)
Total stockholders’ equity	3,826,767	3,765,551
	$7,371,801	$7,203,885

RECONCILIATION OF TOTAL REVENUES AND OTHER INCOME TO TOTAL REVENUE EXCLUDING CERTAIN ITEMS, a non-GAAP measure
(Unaudited, in thousands)
	Three Months Ended March 31,
	2024	2023	%

Total revenues and other income, as reported	$645,369	$1,186,360	-46%
Adjustment for certain special items:
Total change in fair value related to derivatives prior to settlement loss (gain)	75,775	(333,499)
Interest income	(2,943)	(957)
ARO settlement loss	26	—
Total revenues, as adjusted, non-GAAP	$718,227	$851,904	-16%

RANGE RESOURCES CORPORATION

CASH FLOWS FROM OPERATING ACTIVITIES
(Unaudited in thousands)

	Three Months Ended March 31,
	2024	2023

Net income	$92.138	$481,447
Adjustments to reconcile net cash provided from operating activities:
Deferred income tax expense	16,622	119,180
Depletion, depreciation, and amortization	87,137	86,562
Abandonment and impairment of unproved properties	2,371	7,510
Derivative fair value income	(46,598)	(367,967)
Cash settlements on derivative financial instruments	122,373	34,468
Divestiture contract obligation, including accretion	10,267	12,215
Amortization of deferred financing costs and other	1,232	1,310
Deferred and stock-based compensation	18,215	20,681
Gain on sale of assets	(87)	(138)
Gain on early extinguishment of debt	(64)	—

Changes in working capital:
Accounts receivable	107,454	225,213
Other current assets	(8,944)	(5,335)
Accounts payable	12,188	(10,822)
Accrued liabilities and other	(82,374)	(129,368)
Net changes in working capital	28,324	79,688
Net cash provided from operating activities	$331,930	$474,956

RECONCILIATION OF NET CASH PROVIDED FROM OPERATING ACTIVITIES, AS REPORTED, TO CASH FLOW FROM OPERATIONS BEFORE CHANGES IN WORKING CAPITAL, a non-GAAP measure
(Unaudited, in thousands)

	Three Months Ended March 31,
	2024	2023
Net cash provided from operating activities, as reported	$331,930	$474,956
Net changes in working capital	(28,324)	(79,688)
Exploration expense	4,202	4,284
Lawsuit settlements	191	124
Non-cash compensation adjustment and other	(101)	(146)
Cash flow from operations before changes in working capital – non-GAAP measure	$307,898	$399,530

ADJUSTED WEIGHTED AVERAGE SHARES OUTSTANDING
(Unaudited, in thousands)

	Three Months Ended March 31,
	2024	2023
Basic:
Weighted average shares outstanding	242,082	243,667
Stock held by deferred compensation plan	(1,577)	(5,648)
Adjusted basic	240,505	238,019

Dilutive:
Weighted average shares outstanding	242,082	243,667
Dilutive stock options under treasury method	324	(2,785)
Adjusted dilutive	242,406	240,882

RANGE RESOURCES CORPORATION

RECONCILIATION OF NATURAL GAS, NGLs AND OIL SALES AND DERIVATIVE FAIR VALUE INCOME (LOSS) TO CALCULATED CASH REALIZED NATURAL GAS, NGLs AND OIL PRICES WITH AND WITHOUT THIRD PARTY TRANSPORTATION, GATHERING AND COMPRESSION FEES, a non-GAAP measure

(Unaudited, in thousands, except per unit data)
	Three Months Ended March 31,
	2024	2023	%
Natural gas, NGLs and oil sales components:
Natural gas sales	$271,475	$441,580
NGLs sales	256,076	256,440
Oil sales	39,450	38,262
Total natural gas, NGLs and oil sales, as reported	$567,001	$736,282	-23%

Derivative fair value income (loss), as reported:	$46,598	$367,967
Cash settlements on derivative financial instruments – (gain) loss:
Natural gas	(120,913)	(36,650)
NGLs	77	—
Crude Oil	(1,537)	2,182
Total change in fair value related to commodity derivatives prior to settlement, a non-GAAP measure	$(75,775)	$333,499

Transportation, gathering, processing and compression components:
Natural gas	$150,112	$152,589
NGLs	140,274	132,712
Oil	489	182
Total transportation, gathering, processing and compression, as reported	$290,875	$285,483

Natural gas, NGLs and oil sales, including cash-settled derivatives: (c)
Natural gas sales	$392,388	$478,230
NGLs sales	255,999	256,440
Oil sales	40,987	36,080
Total	$689,374	$770,750	-11%

Production of natural gas, NGLs and oil during the periods: (a)
Natural gas (mcf)	132,650,240	133,646,064	-1%
NGLs (bbl)	9,760,723	9,289,739	5%
Oil (bbl)	610,279	573,036	6%
Gas equivalent (mcfe) (b)	194,876,252	192,822,714	1%

Production of natural gas, NGLs and oil – average per day: (a)
Natural gas (mcf)	1,457,695	1,484,956	-2%
NGLs (bbl)	107,261	103,219	4%
Oil (bbl)	6,706	6,367	5%
Gas equivalent (mcfe) (b)	2,141,497	2,142,475	0%

Average prices, excluding derivative settlements and before third party transportation costs:
Natural gas (mcf)	$2.05	$3.30	-38%
NGLs (bbl)	$26.24	$27.60	-5%
Oil (bbl)	$64.64	$66.77	-3%
Gas equivalent (mcfe) (b)	$2.91	$3.82	-24%

Average prices, including derivative settlements before third party transportation costs: (c)
Natural gas (mcf)	$2.96	$3.58	-17%
NGLs (bbl)	$26.23	$27.60	-5%
Oil (bbl)	$67.16	$62.96	7%
Gas equivalent (mcfe) (b)	$3.54	$4.00	-12%

Average prices, including derivative settlements and after third party transportation costs: (d)
Natural gas (mcf)	$1.83	$2.44	-25%
NGLs (bbl)	$11.86	$13.32	-11%
Oil (bbl)	$66.36	$62.64	6%
Gas equivalent (mcfe) (b)	$2.05	$2.52	-19%

Transportation, gathering, processing, and compression expense per mcfe	$1.49	$1.48	1%

(a) Represents volumes sold regardless of when produced.

(b) Oil and NGLs are converted at the rate of one barrel equals six mcfe based upon the approximate relative energy content of oil to natural gas, which is not necessarily indicative of the relationship of oil and natural gas prices.

(c) Excluding third party transportation, gathering, processing, and compression costs.

(d) Net of transportation, gathering, processing, and compression costs.

RANGE RESOURCES CORPORATION

RECONCILIATION OF INCOME BEFORE INCOME TAXES AS REPORTED TO INCOME BEFORE INCOME TAXES EXCLUDING CERTAIN ITEMS, a non-GAAP measure
(Unaudited, in thousands, except per share data)
	Three Months Ended March 31,
	2024	2023	%

Income from operations before income taxes, as reported	$110,342	$603,326	-82%
Adjustment for certain special items:
Gain on sale of assets	(87)	(138)
Loss on ARO settlements	26	—
Change in fair value related to derivatives prior to settlement	75,775	(333,499)
Abandonment and impairment of unproved properties	2,371	7,510
Gain on early extinguishment of debt	(64)	—
Lawsuit settlements	191	124
Exit costs	10,315	12,323
Brokered natural gas and marketing – non-cash stock-based compensation	708	661
Direct operating – stock-based compensation	497	415
Exploration expenses – stock-based compensation	324	320
General & administrative – stock-based compensation	9,978	9,600
Deferred compensation plan – non-cash adjustment	6,405	9,396

Income before income taxes, as adjusted	216,781	310,038	-30%

Income tax expense (benefit), as adjusted
Current	1,582	2,699
Deferred (a)	48,278	68,610
Net income excluding certain items, a non-GAAP measure	$166,921	$238,729	-30%

Non-GAAP income per common share
Basic	$0.69	$1.00	-31%
Diluted	$0.69	$0.99	-30%

Non-GAAP diluted shares outstanding, if dilutive	242,406	240,882

(a) Taxes are estimated to be approximately 23% for 2023 and 2024.

RANGE RESOURCES CORPORATION

RECONCILIATION OF NET INCOME, EXCLUDING CERTAIN ITEMS AND ADJUSTED EARNINGS PER SHARE, non-GAAP measures
(Unaudited, in thousands, except per share data)
	Three Months Ended March 31,
	2024	2023

Net income, as reported	$92,138	$481,447
Adjustment for certain special items:
Gain on sale of assets	(87)	(138)
Loss on ARO settlements	26	—
Gain on early extinguishment of debt	(64)	—
Change in fair value related to derivatives prior to settlement	75,775	(333,499)
Abandonment and impairment of unproved properties	2,371	7,510
Lawsuit settlements	191	124
Exit costs	10,315	12,323
Stock-based compensation	11,507	10,996
Deferred compensation plan	6,405	9,396
Tax impact	(31,656)	50,570

Net income excluding certain items, a non-GAAP measure	$166,921	$238,729

Net income per diluted share, as reported	$0.38	$1.95
Adjustment for certain special items per diluted share:
Gain on sale of assets	(0.00)	(0.00)
Loss on ARO settlements	0.00	—
Gain on early extinguishment of debt	(0.00)	—
Change in fair value related to derivatives prior to settlement	0.31	(1.38)
Abandonment and impairment of unproved properties	0.01	0.03
Lawsuit settlements	0.00	0.00
Exit costs	0.04	0.05
Stock-based compensation	0.05	0.05
Deferred compensation plan	0.03	0.04
Adjustment for rounding differences	—	0.01
Tax impact	(0.13)	0.21
Dilutive share impact (rabbi trust and other)	—	0.04

Net income per diluted share, excluding certain items, a non- GAAP measure	$0.69	$0.99

Adjusted earnings per share, a non-GAAP measure:
Basic	$0.69	$1.00
Diluted	$0.69	$0.99

RANGE RESOURCES CORPORATION

RECONCILIATION OF CASH MARGIN PER MCFE, a non-GAAP measure
(Unaudited, in thousands, except per unit data)
	Three Months Ended March 31,
	2024	2023

Revenues
Natural gas, NGLs and oil sales, as reported	$567,001	$736,282
Derivative fair value income, as reported	46,598	367,967
Less non-cash fair value loss (gain)	75,775	(333,499)
Brokered natural gas, marketing and other, as reported	31,770	82,111
Less ARO settlement	26	—
Cash revenues	721,170	852,861

Expenses
Direct operating, as reported	22,161	26,984
Less direct operating stock-based compensation	(497)	(415)
Transportation, gathering, processing and compression, as reported	290,875	285,483
Taxes other than income, as reported	5,368	7,894
Brokered natural gas and marketing, as reported	31,603	67,068
Less brokered natural gas and marketing stock-based compensation	(708)	(661)
General and administrative, as reported	43,941	43,146
Less G&A stock-based compensation	(9,978)	(9,600)
Less lawsuit settlements	(191)	(124)
Interest expense, as reported	30,476	32,202
Less amortization of deferred financing costs	(1,360)	(1,345)
Cash expenses	411,690	450,632

Cash margin, a non-GAAP measure	$309,480	$402,229

Mmcfe produced during period	194,876	192,823

Cash margin per mcfe	$1.59	$2.09

RECONCILIATION OF INCOME BEFORE INCOME TAXES TO CASH MARGIN
(Unaudited, in thousands, except per unit data)
	Three Months Ended March 31,
	2024	2023

Income before income taxes, as reported	$110,342	$603,326
Adjustments to reconcile income before income taxes to cash margin:
ARO settlements	26	—
Derivative fair value (income) loss	(46,598)	(367,967)
Net cash receipts on derivative settlements	122,373	34,468
Exploration expense	4,202	4,284
Lawsuit settlements	191	124
Exit costs	10,315	12,323
Deferred compensation plan	6,405	9,396
Stock-based compensation (direct operating, brokered natural gas and marketing, and general and administrative)	11,507	10,996
Interest – amortization of deferred financing costs	1,360	1,345
Depletion, depreciation and amortization	87,137	86,562
Gain on sale of assets	(87)	(138)
Gain on early extinguishment of debt	(64)	—
Abandonment and impairment of unproved properties	2,371	7,510
Cash margin, a non-GAAP measure	$309,480	$402,229